Exhibit 10.19

THIRD AMENDMENT
TO
PURCHASE AGREEMENT

THIS THIRD AMENDMENT TO PURCHASE AGREEMENT (this "Third Amendment") is made as of this 25th day of June, 2012, by and between TPG, L.L.C. a Louisiana limited liability company ("Seller") and ASSURED PHARMACY, INC., a Nevada corporation ("Buyer"), and amends that certain Purchase Agreement dated as of December 15, 2006 by and between Seller and Buyer, as amended by that certain First Amendment dated as of July 15, 2009 and that certain Second Amendment dated as of January 31, 2011 (the "Purchase Agreement").

WITNESSETH

WHEREAS, Seller and Buyer desire to amend the Purchase Agreement in order to revise the payment terms for amounts due related to the purchase of the Seller’s Shares, and to set forth additional terms related to such purchase.

NOW, THEREFORE, in consideration of the Recitals and of the mutual covenants and agreements contained herein, the Parties hereby agree as follows:

1.           Defined Terms.  Capitalized terms used but not defined in this Third Amendment shall have the meanings given to them in the Purchase Agreement.

2.           Amendment.  Section 1(B) is hereby amended and restated in its entirety as follows:

(B)           The sum of $460,000 is payable or was paid as follows:

(i) $15,000 was paid on or before December 15, 2006;

(ii) Eleven (11) consecutive monthly installments of $5,000 was paid on or before the 15th of each month commencing in January 2007 through November 2007;

(iii) Twelve (12) consecutive monthly installments of $15,000 was paid on or before the 15th of each month commencing in December 2007 through November 2008;

(iv) One (1) monthly payment of $5,000 was paid on December 15, 2008;

(v) The outstanding balance of $205,000 together with interest at the rate of prime plus 2% per annum commencing from December 15, 2006 is payable or was paid as follows:

(a) One (1) payment of $5,000 was paid upon execution of that certain Second Amendment dated as of January 31, 2011;

(b) Five (5) consecutive monthly installments of $2,500 was paid on or before the 15th of each month commencing in February 2011 through June 2011;

(c) Six (6) consecutive monthly installments of $5,000 was paid on or before the 15th of each month commencing in July 2011 through December 2011;

(d) Two (2) consecutive monthly installments of $10,000 was paid on or before the 15th of January 2012 and February 2012;

(e) Twelve (12) consecutive monthly installments of $10,000 are payable on or before the 15th of each month commencing in July 2012 through June 2013;

(f)  Remaining balance, including all interest due, payable on or before July 15, 2013.

5.            Waiver. Seller hereby waives any and all prior defaults, late fees or other claims for obligations of Buyer that may have accrued under the Purchase Agreement or the Promissory Note between the Parties dated December 15, 2006, prior to the execution of this Third Amendment.

6.            Miscellaneous.

 (a)           No Other Amendments.  Except as specifically set forth in this Third Amendment, the Purchase Agreement shall remain in full force and effect.  Each of the Parties acknowledges and agrees that the changes to the Purchase Agreement effected by this Third Amendment are intended to be structural only and that nothing contained in this Third Amendment is intended to, nor will anything contained in this Third Amendment be deemed or construed to, modify the substantive rights and obligations, economic and otherwise, of the Parties as set forth in the Purchase Agreement prior to this Third Amendment.

(b)           References.  All references to the Purchase Agreement in the Purchase Agreement or any document or instrument executed or delivered pursuant thereto shall be deemed to be a reference to the Purchase Agreement as amended by this Third Amendment.

(c)           Amendment and Waiver.  This Third Amendment may only be amended if such amendment is set forth in a writing executed by Seller and Buyer.  No waiver of any provision of this Third Amendment shall be binding unless such waiver is in writing and signed by the Party against whom such waiver is to be enforced.  No failure by any Party to insist upon the strict performance of any covenant, duty, agreement or condition of this Third Amendment or to exercise any right or remedy consequent upon a breach thereof will constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

(d)           Severability.  Whenever possible, each provision of this Third Amendment will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Third Amendment is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Third Amendment.

(e)           No Strict Construction.  The language used in this Third Amendment will be deemed to be the language chosen by the Parties to express their mutual intent.  In the event an ambiguity or question of intent or interpretation arises, this Third Amendment will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Person by virtue of the authorship of any of the provisions of this Third Amendment.

 [Signature page follows.]

IN WITNESS WHEREOF, the Parties have caused this Third Amendment to be duly executed as of the day and year first above written.

TPG, L.L.C.
By: /s/ William Davis William Davis, Manager

ASSURED PHARMACY, INC.
By: /s/ Robert DelVecchio Robert DelVecchio, Chief Executive Officer